SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                   FORM 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 24, 2001


                                  MCY.COM, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


              Delaware                    0-25167                13-4049302
              --------                   --------                ----------
    (State or Other Jurisdiction        (Commission             (IRS Employer
          of Incorporation)              File No.)           Identification No.)


509 Madison Avenue                      New York, New York            10022
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)


        Registrant's telephone number, including area code (212) 944-6664


              1133 Avenue of the Americas New York, New York 10036
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 4. CHANGES IN CERTIFYING ACCOUNTANT

         Item 4 is amended in its entirety to read as follows:

         On October 24, 2001, MCY.com, Inc. (the "Registrant") terminated its client-auditor relationship with Richard A. Eisner & Company, LLP ("Richard A. Eisner"). Richard A. Eisner's reports on the consolidated financial statements of the Registrant for fiscal years 2000 and 1999, did not contain any adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal years 2000, 1999, and the subsequent interim period preceding the termination of the client-auditor relationship, there were no disagreements with Richard A. Eisner regarding any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Richard A. Eisner, would have caused Richard A. Eisner to make reference to the subject matter of the disagreements in connection with its report. The Registrant has provided Richard A. Eisner with a copy of the disclosures set forth herein, and the Registrant has requested that Richard A. Eisner furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter, dated October 31, 2001, has been filed as an exhibit to this current report on Form 8-K.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2001

                                         MCY.COM, INC.


                                         By:  /s/ Bernhard Fritsch
                                              ---------------------------------
                                              Name:  Bernhard Fritsch
                                              Title: Chief Executive Officer and
                                                     President

                                  EXHIBIT INDEX
                                  -------------


     Exhibit
       No.          Description
       ---          -----------

        1 Letter dated October 31, 2001, from Richard A. Eisner & Company, LLP to the Securities and Exchange Commission.